RESTRICTED ACCOUNT AND SECURITIES ACCOUNT CONTROL AGREEMENT (Access Restricted after Instructions)

This Restricted Account and Securities Account Control Agreement (this “Agreement”), dated as of the date specified on the initial signature page of this Agreement, is entered into by and among Rancher Energy Corporation (“Company”), GasRock Capital, LLC (“Secured Party”) and Wells Fargo Bank, National Association (“Bank”), and sets forth the rights of Secured Party and the obligations of Bank with respect to the deposit accounts of Company at Bank identified at the end of this Agreement as the Restricted Accounts (each hereinafter referred to individually as a “Restricted Account” and collectively as the “Restricted Accounts”) and each securities account of Company at Bank linked to any Restricted Account by a sweep mechanism, provided that such securities account either (i) bears an account number identical to the linked Restricted Account or (ii) is separately identified by number at the end of this Agreement as a Securities Account (each hereinafter referred to individually as a “Securities Account” and collectively as “Securities Accounts”). As used in this Agreement, the term “Restricted Account” also refers to each Eurodollar Sweep Account or Preferred Option Sweep Account (each hereinafter an “Offshore Account”) maintained by Company and linked to another Restricted Account by a sweep mechanism.  Company and Secured Party understand and acknowledge that each Restricted Account which is an Offshore Account is a subaccount, in the name of Company, of an offshore U.S. Dollar-denominated deposit account of Bank maintained with Bank’s Grand Cayman branch, and that any transfer of funds into or out of the Offshore Account, pursuant to Section 4 of this Agreement or otherwise, must pass through the domestic Restricted Account to which the Offshore Account is specifically linked. Each account numerically designated as a Restricted Account includes, for purposes of this Agreement, and without the necessity of separately listing subaccount numbers, all subaccounts presently existing or hereafter established for deposit reporting purposes and integrated with the numerically designated Restricted Account by a protocol under which deposits made through the subaccounts are posted only to the numerically designated Restricted Account.

1.
Secured Party’s Interest in Restricted Accounts and Securities Accounts. Secured Party represents that it is either (i) a lender who has extended credit to Company and has been granted a security interest in the Restricted Accounts or (ii) such a lender and/or the agent for a group of such lenders (the “Lenders”). Company hereby confirms, and Bank hereby acknowledges, the security interest granted by Company to Secured Party in all of Company’s right, title and interest in and to (i) the Restricted Accounts and all funds now or hereafter on deposit in or payable or withdrawable from the Restricted Accounts (the “Restricted Account Funds”), and (ii) the Securities Accounts and all financial assets, security entitlements, investment property, and other property and the proceeds thereof now or at any time hereafter held in the Securities Accounts (the “Securities Account Assets”). (As used herein, the terms "investment property," "financial asset" and "security entitlement" shall have the respective meanings set forth in the Uniform Commercial Code of the state whose law governs this Agreement. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in any of the Securities Accounts is to be treated as a "financial asset".) Except as specifically provided otherwise in this Agreement, Company has given Secured Party complete control over the Restricted Accounts, the Restricted Account Funds, the Securities Accounts, and the Securities Account Assets, and Company, Secured Party, and Bank hereby agree that Bank will comply with instructions originated by Secured Party directing disposition of funds in the Restricted Accounts and Securities Accounts without further consent of Company. Company and Secured Party desire to enter into this Agreement to further the arrangements between Secured Party and Company regarding the Restricted Accounts and the Securities Accounts.

2.
Access to Restricted Accounts and Securities Accounts. Secured Party hereby agrees and directs Bank as of the date hereof that until Bank receives, and has had a reasonable opportunity to act upon, written instructions from Secured Party directing that Company no longer have access to any Restricted Account Funds or Securities Account Assets (the “Instructions”), Company will be allowed access to the Restricted Account Funds, and access to the Securities Account Assets through redemption of Securities Account Assets and transfer of the proceeds of such redemption in each case to the applicable Restricted Account. After Bank receives the Instructions, (a) Company will no longer be allowed access to the Restricted Account Funds or Securities Account Assets, and (b) Secured Party will have the exclusive right to direct the disposition of all Restricted Account Funds and Securities Account Assets; and Bank agrees to transfer the Restricted Account Funds and Securities Account Assets to Secured Party in accordance with the provisions of Section 4 below, subject to the conditions set forth in this Agreement. Company agrees that the Restricted Account Funds and Securities Account Assets should be paid and/or delivered to Secured Party after Bank receives the Instructions, and hereby irrevocably authorizes Bank to comply with the Instructions even if Company objects in any way to the Instructions.

3.
Balance Reports. Bank agrees, at the telephone request of Secured Party on any day on which Bank is open to conduct its regular banking business other than a Saturday, Sunday or public holiday (a “Business Day”), to make available to Secured Party a report (“Balance Report”) showing the available balance in the Restricted Accounts and Securities Accounts as of the beginning of such Business Day, either on-line or by facsimile transmission, at Bank’s option. Company expressly consents to this transmission of information.

4.
Transfers to Secured Party. Bank agrees that on each Business Day after it receives the Instructions it will transfer to the Secured Party’s account specified at the end of this Agreement with the bank specified at the end of this Agreement or (if no account is so specified) to such account as Secured Party specifies in the Instructions (in either case, the “Secured Party Account”) the full amount of the available balance in the Restricted Accounts at the beginning of such Business Day, including all Restricted Account Funds and Securities Account Assets in all Offshore Accounts or Securities Accounts linked to the Restricted Accounts. Bank will use the Fedwire system to make each funds transfer unless for any reason the Fedwire system is unavailable, in which case Bank will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made. Bank, Secured Party and Company each agree that Bank will, without further consent of Company, comply with (i) instructions given to Bank by Secured Party directing disposition of funds in the Restricted Accounts, and (ii) entitlement orders originated by Secured Party directing dispostion of Securities Account Assets in the Securities Accounts, subject otherwise to the terms of this Agreement and Bank’s standard policies, procedures and documentation in effect from time to time governing the type of disposition requested. Except as otherwise required by law, Bank will not agree with any third party to comply with instructions or entitlement orders originated by such third party for disposition of funds in any of the Restricted Accounts or Securities Account Assets in any of the Securities Accounts.

5.
Returned Items. Secured Party and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item will be paid by Bank debiting the Restricted Account into which such Returned Item was originally deposited, without prior notice to Secured Party or Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to a Restricted Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state) or Regulation CC (12 C.F.R. §229), as in effect from time to time; (iii) any automated clearing house (“ACH”) entry credited to a Restricted Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to a Restricted Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to a Restricted Account made in error. Company agrees to pay all Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the applicable Restricted Account to cover the Returned Item Amounts on the day they are to be debited from the Restricted Account. Secured Party agrees to pay all Returned Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent that (i) the Returned Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank, and (ii) Secured Party has received proceeds from the corresponding Returned Items.

6.
Settlement Items. Secured Party and Company understand and agree that the face amount (“Settlement Item Amount”) of each Settlement Item will be paid by Bank debiting the applicable Restricted Account, without prior notice to Secured Party or Company. As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account or other deposit account at any time linked to a Restricted Account by a zero balance account connection (each a “Linked Account”), which Bank cashes or exchanges for a cashier’s check or official check over its counters in the ordinary course of business prior to receiving the Instructions and having had a reasonable opportunity to act on them, and which is presented for settlement against the Restricted Account (after having been presented against the Linked Account) after Bank receives the Instructions, (ii) each check or other payment order drawn on or payable against a Restricted Account, which, on the Business Day Bank receives the Instructions, Bank cashes or exchanges for a cashier’s check or official check over its counters in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of Company, as originator, prior to Bank having received the Instructions and having had a reasonable opportunity to act on them, which ACH credit entry settles after Bank receives the Instructions, and (iv) any other payment order drawn on or payable against a Restricted Account, which Bank has paid or funded prior to receiving the Instructions and having had a reasonable opportunity to act on them, and which is first presented for settlement against the Restricted Account in the ordinary course of business after Bank receives the Instructions and has transferred Account Funds to Secured Party under Section 4 of this Agreement. Company agrees to pay all Settlement Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the applicable Restricted Account to cover the Settlement Item Amounts on the day they are to be debited from the Restricted Account. Secured Party agrees to pay all Settlement Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent that (i) the Settlement Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank, and (ii) Secured Party has received Account Funds under Section 4 of this Agreement.

7.
Bank Fees. Company agrees to pay all Bank’s fees and charges for the maintenance and administration of the Restricted Accounts and Securities Accounts and for the treasury management and other account services provided with respect to the Restricted Accounts and Securities Accounts (collectively “Bank Fees”), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Accounts and Securities Accounts, (b) the funds transfer services received with respect to the Restricted Accounts, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Accounts (but without Bank being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Accounts. The Bank Fees will be paid by Bank debiting one or more of the Restricted Accounts on the Business Day that the Bank Fees are due, without notice to Secured Party or Company. If there are not sufficient funds in the Restricted Accounts to cover fully the Bank Fees on the Business Day they are debited from the Restricted Accounts, such shortfall or the amount of such Bank Fees will be paid by Company sending Bank a check in the amount of such shortfall or such Bank Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Bank. After Bank receives the Instructions, to the extent Secured Party has received proceeds from the Restricted Accounts, Secured Party agrees to pay the Bank Fees within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent such Bank Fees are not paid in full by Company by check within fifteen (15) calendar days after demand on Company by Bank.

8.
Account Documentation. Secured Party and Company agree that, except as specifically provided in this Agreement, the Restricted Accounts and Securities Accounts will be subject to, and Bank’s operation of the Restricted Accounts and Securities Accounts will be in accordance with, the terms and provisions of (i) Bank’s Commercial Account Agreement or other deposit account agreement governing the Restricted Accounts and (ii) Bank’s Acceptance of Services, Master Agreement for Treasury Management Services, and applicable sweep option Service Description or securities account agreement governing the Offshore Accounts and Securities Accounts (collectively, the “Account Documentation”).

9.
Bank Statements. After Bank receives the Instructions, Bank will, upon receiving a written request from Secured Party, send to Secured Party by United States mail, at the address indicated for Secured Party after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Accounts and Securities Accounts which are sent to Company. Company and/or Secured Party will have thirty (30) calendar days after receipt of a bank statement to notify Bank of an error in such statement. Bank’s liability for such errors is limited as provided in the “Limitation of Liability” section of this Agreement.

10.
Partial Subordination of Bank’s Rights. Bank hereby subordinates to the security interest of Secured Party in the Restricted Accounts and Securities Accounts (i) any security interest which Bank may have or acquire in the Restricted Accounts or Securities Accounts, and (ii) any right which Bank may have or acquire to set off or otherwise apply any Restricted Account Funds or Securities Account Assets against the payment of any indebtedness from time to time owing to Bank from Company, except for debits to the Restricted Accounts permitted under this Agreement for the payment of Returned Item Amounts, Settlement Item Amounts or Bank Fees.

11.
Bankruptcy Notice; Effect of Filing. If Bank at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company (a “Bankruptcy Notice”), Bank will continue to comply with its obligations under this Agreement, except to the extent that any action required of Bank under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency. With respect to any obligation of Secured Party hereunder which requires prior demand upon Company, the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company shall automatically eliminate the necessity of such demand upon Company by Bank, and shall immediately entitle Bank to make demand on Secured Party with the same effect as if demand had been made upon Company and the time for Company’s performance had expired.

12.
Legal Process, Legal Notices and Court Orders. Bank will comply with any legal process, legal notice or court order it receives if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

13.
Indemnification for Following Instructions. Secured Party and Company each agree that, notwithstanding any other provision of this Agreement, Bank will not be liable to Secured Party or Company for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys’ fees, (collectively, “Losses and Liabilities”) suffered or incurred by Secured Party or Company as a result of or in connection with, (a) Bank complying with any binding legal process, legal notice or court order referred to in Section 12 of this Agreement, (b) Bank following any instruction or request of Secured Party, or (c) Bank complying with its obligations under this Agreement. Company will indemnify Bank against any Losses and Liabilities Bank may suffer or incur as a result of or in connection with any of the circumstances referred to in clauses (a) through (c) of this Section 13. To the extent not paid by Company within fifteen (15) calendar days after demand, and to the extent Secured Party has received proceeds from the Restricted Accounts, Secured Party will indemnify Bank against any Losses and Liabilities Bank may suffer or incur as a result of or in connection with any of the circumstances referred to in clause (b) of this Section 13.

14.
No Representations or Warranties of Bank. Bank agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Bank performs similar services for its own account. However, Bank will not be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Bank may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Secured Party and Company also understand that Bank will not be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Bank’s control. BANK MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICE OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

15.
Limitation of Liability. Bank will not be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case its liability to Secured Party and Company shall, unless otherwise provided by any law which cannot be varied by contract, be limited to direct money damages in an amount not to exceed ten (10) times all the Bank Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Bank Fees were charged or incurred in the preceding month, the Bank Fees charged or incurred in the month in which the Losses and Liabilities occurred). Company will indemnify Bank against all Losses and Liabilities suffered or incurred by Bank as a result of third party claims; provided, however, that to the extent such Losses and Liabilities are directly caused by Bank’s negligence or breach of this Agreement such indemnity will only apply to those Losses and Liabilities which exceed the liability limitation specified in the preceding sentence. The limitation of Bank’s liability and the indemnification by Company set out above will not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Bank’s gross negligence or willful misconduct. IN NO EVENT WILL BANK BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO BANK AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Bank by Company or Secured Party under or related to this Agreement must be brought within twelve (12) months after the cause of action accrues.

16.
Termination. This Agreement and the Service may be terminated by Secured Party or Bank at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement and the Service may be terminated immediately upon written notice (i) from Bank to Company and Secured Party should Company or Secured Party fail to make any payment when due to Bank from Company or Secured Party under the terms of this Agreement, or (ii) from Secured Party to Bank upon termination or release of Secured Party’s security interest in the Restricted Accounts and Securities Accounts. Company’s and Secured Party’s obligation to report errors in funds transfers and bank statements and to pay Returned Items Amounts, Settlement Item Amounts, and Bank Fees, as well as the indemnifications made, and the limitations on the liability of Bank accepted, by Company and Secured Party under this Agreement will continue after the termination of this Agreement and/or the closure of the Restricted Accounts and/or Securities Accounts with respect to all the circumstances to which they are applicable existing or occurring before such termination or closure, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure. Upon any termination of this Agreement and the Service or closure of the Restricted Accounts all available balances in the Restricted Accounts (including proceeds from redemption of all Securities Account Assets) on the date of such termination or closure will be transferred to Secured Party as requested by Secured Party in writing to Bank.

17.	Modifications, Amendments, and Waivers. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement.

18.
Notices. All notices from one party to another shall be in writing, or be made by a tele-communications device capable of creating a written record, shall be delivered to Company, Secured Party and/or Bank at their contact addresses specified after their signatures to this Agreement, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt. Any notice sent by a party to this Agreement to another party shall also be sent to all other parties to this Agreement. Bank is authorized by Company and Secured Party to act on any instructions or notices received by Bank if (a) such instructions or notices purport to be made in the name of Secured Party, (b) Bank reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

19.
Successors and Assigns. Neither Company nor Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Bank, which consent will not be unreasonably withheld or delayed. Bank may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Secured Party, which consent will not be unreasonably withheld or delayed; provided, however, that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Bank.

20.
Governing Law. Company and Secured Party understand that Bank’s provision of the Service under this Agreement is subject to federal laws and regulations. To the extent that such federal laws and regulations are not applicable this Agreement shall be governed by and be construed in accordance with the laws of the state of Texas, without regard to conflict of laws principles.

21.
Severability. To the extent that this Agreement or the Service to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

22.
Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

23.
Entire Agreement. This Agreement, together with the Account Documentation, contains the entire and only agreement among all the parties to this Agreement and between Bank and Company, and Bank and Secured Party, with respect to (a) the Service, (b) the interest of Secured Party and the Lenders in the Restricted Accounts and Restricted Account Funds, (c) the interest of Secured Party and the Lenders in the Securities Accounts and Securities Account Assets, and (c) Bank’s obligations to Secured Party and the Lenders in connection with the Restricted Accounts and Securities Accounts.

[SIGNATURE PAGE FOLLOWS]

This Agreement has been signed by the duly authorized officers or representatives of Company, Secured Party and Bank on the date specified below.

Date: October 16, 2007

Restricted Account Number(s):	4121341861
Securities Account Number(s):	4121341861
Secured Party Account Number:	371880
Bank of Secured Party Account:	Amegy Bank of Texas, ABA #113012258

RANCHER ENERGY CORPORATION	GASROCK CAPITAL, LLC
By: /s/ John Works	By: /s/ Marshall Lynn Bass
Name: John Works	Name: Marshall Lynn Bass
Title: President & Chief Executive Officer	Title: Principal

Address for Notices:	Address for Notices:
999 18th Street, Suite 3400	1301 McKinney, Suite 2800
Denver, Colorado 80202	Houston, Texas 77010
Attention: John Works, President/CEO	Attention: Marshall Lynn Bass, Principal

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Tim Green
Name: Tim Green
Title: Relationship Manager

Address for Notices:
1700 Lincoln Street, 6th Floor
Denver, Colorado 80203
Attention: Tim Green, Relationship Manager